Exhibit 99.1

Wynn Resorts, Limited Reports Third Quarter Results

LAS VEGAS, October 19, 2011 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the third quarter ended September 30, 2011.

Net revenues for the third quarter of 2011 were $1.3 billion, compared to $1.0 billion in the third quarter of 2010. The revenue increase was driven primarily by a 41.7% increase in revenues at Wynn Macau. Adjusted property EBITDA (1) was $381.1 million for the third quarter of 2011, 38.8% above the $274.5 million reported in the third quarter of 2010.

On a US GAAP (Generally Accepted Accounting Principles) basis, net income attributable to Wynn Resorts for the third quarter of 2011 was $127.1 million, or $1.01 per diluted share. The net loss attributable to Wynn Resorts of $33.5 million, or ($0.27) per diluted share in the third quarter of 2010 included a $64.2 million loss on extinguishment of debt.

Adjusted net income attributable to Wynn Resorts in the third quarter of 2011 was $132.6 million, or $1.05 per diluted share (adjusted EPS)(2) compared to an adjusted net income attributable to Wynn Resorts of $48.7 million, or $0.39 per diluted share in the third quarter of 2010.

Wynn Resorts also announced today that its Board of Directors has approved a cash dividend for the quarter of $0.50 per common share.  This dividend will be payable on November 16, 2011, to stockholders of record on November 2, 2011.

Wynn Macau Third Quarter Results

In the third quarter of 2011, net revenues were $951.4 million, a 41.7% increase from the $671.4 million generated in the third quarter of 2010. Adjusted property EBITDA in the third quarter of 2011 was $296.0 million, up 49.5% from $198.0 million in the third quarter of 2010.

Table games results in Macau are segregated into two distinct reporting categories, the VIP segment and the mass market segment.

Table games turnover in the VIP segment was $31.4 billion for the third quarter of 2011, a 45.0% increase from $21.7 billion in the third quarter of 2010. VIP table games win as a percentage of turnover (calculated before discounts and commissions) for the quarter was 2.95%, in-line with the expected range of 2.7% to 3.0% and higher than the 2.88% experienced in the third quarter of 2010.

Table games drop in the mass market category was $704.3 million during the period, a 16.4% increase from $605.1 million in the third quarter of 2010.  Mass market table games win percentage (calculated before discounts) of 27.7% was in-line with our revised range of 26% to 28% and higher than the 22.8% generated in the 2010 quarter.

Slot machine handle increased 6.9% to $1.1 billion as compared to the prior year quarter. Win per unit per day was 29.3% higher at $696, compared to $538 in the third quarter of 2010.

Wynn Macau achieved an Average Daily Rate (ADR) of $315 for the third quarter of 2011, 9.7% above the $287 reported in the 2010 quarter.  The property’s occupancy was 93.7%, compared to 87.6% during the prior year period, and revenue per available room (REVPAR) was $295 in the 2011 quarter, 17.3% above the $251 reported in the prior year quarter.

Gross non-casino revenues at Wynn Macau increased 32.4% during the quarter to $102.6 million, driven by strong performance from all non-casino segments.

Including Encore, we currently have 509 tables (286 VIP tables, 212 mass market tables and 11 poker tables) and 943 slot machines at Wynn Macau.

We continue to work on the final project scope, timeline and budget for our Cotai project.

Wynn Las Vegas Third Quarter Results

For the third quarter ended September 30, 2011, net revenues for our Las Vegas operations were $346.9 million, 3.7% higher than in the third quarter of 2010. Adjusted property EBITDA of $85.1 million (with a 24.5% EBITDA margin on net revenues) was up 11.3% versus the $76.5 million generated in the comparable period in 2010.

Net casino revenues in the third quarter of 2011 were $126.9 million, down 8.3% from the third quarter of 2010. Table games drop was $603.5 million, compared to drop of $545.1 million in the 2010 quarter and table games win percentage of 18.3% was below the property’s expected range of 21% to 24% and the 22.8% reported in the 2010 quarter. Slot machine handle of $673.8 million was 2.4% below the comparable period of 2010, however net slot win was up 11.2% due to better hold in the 2011 quarter.

Gross non-casino revenues for the quarter were $265.9 million, an 11.1% increase from the third quarter of 2010, driven by higher revenues across all non-gaming segments.

Room revenues were up 18.7% to $89.7 million during the quarter, versus $75.6 million in the third quarter of 2010. Average Daily Rate (ADR) was up 14.2% to $240 and occupancy of 88.3% was slightly above the 87.8% for the third quarter of 2010. Revenue per available room (REVPAR) was $212 in the 2011 quarter, 14.9% above the $184 reported in the prior year quarter. During the third quarter of 2011, we had 3.1% of total rooms unavailable due to an air rebalancing project, versus 6.2% of the rooms out due to renovations in the third quarter of 2010.

Food and beverage revenues increased 6.7% to $119.3 million, retail revenues were $21.5 million in the quarter, 3.9% above last year’s levels and entertainment revenues increased 20.7% to $21.9 million from the third quarter of 2010, primarily due to increased revenues from Garth Brooks and Le Rêve.

Balance Sheet

Our total cash balance at September 30, 2011 was $1.8 billion. Total debt outstanding at the end of the quarter was $3.1 billion, including $2.6 billion of Wynn Las Vegas debt and $513 million of Wynn Macau debt.

Conference Call Information

The Company will hold a conference call to discuss its results on Wednesday, October 19, 2011 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com (Investor Relations).

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Company’s dependence on existing management, levels of travel, leisure and casino spending, general economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures

(1) “Adjusted property EBITDA” is earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates.  Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors.  The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties.  However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA.  Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) Adjusted net income attributable to Wynn Resorts is net income before pre-opening costs, property charges and other, and other non-cash non-operating income and expenses.  Adjusted net income attributable to Wynn Resorts and adjusted net income per share attributable to Wynn Resorts (“EPS”) are presented as supplemental disclosures because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts and adjusted net income attributable to Wynn Resorts per share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts to adjusted net income attributable to Wynn Resorts, and (ii) operating income (loss) to adjusted property EBITDA and adjusted property EBITDA to net income (loss) attributable to Wynn Resorts.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Operating revenues:
Casino	$1,020,205	$765,391	$3,108,553	$2,246,184
Rooms	120,113	101,550	355,492	294,985
Food and beverage	142,891	129,432	419,542	368,596
Entertainment, retail and other	105,530	85,945	306,900	255,808
Gross revenues	1,388,739	1,082,318	4,190,487	3,165,573
Less: promotional allowances	(90,435)	(76,369)	(264,558)	(218,063)
Net revenues	1,298,304	1,005,949	3,925,929	2,947,510

Operating costs and expenses:
Casino	679,479	500,303	1,988,339	1,467,499
Rooms	31,135	30,572	93,594	93,363
Food and beverage	73,250	72,221	214,203	206,754
Entertainment, retail and other	52,152	50,062	162,591	147,819
General and administrative	107,935	103,030	287,508	285,699
Provision for doubtful accounts	4,324	859	18,269	14,729
Pre-opening costs	-	85	-	9,071
Depreciation and amortization	100,522	99,341	303,921	305,259
Property charges and other	9,662	17,527	124,070	22,374
Total operating costs and expenses	1,058,459	874,000	3,192,495	2,552,567

Operating income	239,845	131,949	733,434	394,943

Other income (expense):
Interest income	2,663	953	4,639	1,812
Interest expense, net of capitalized interest	(57,462)	(60,341)	(173,956)	(163,200)
Increase (decrease) in swap fair value	4,118	(352)	11,483	(5,629)
Loss on extinguishment of debt/exchange offer	-	(64,215)	-	(67,367)
Equity in income from unconsolidated affiliates	376	112	1,242	618
Other	(85)	(1,141)	1,616	(446)
Other income (expense), net	(50,390)	(124,984)	(154,976)	(234,212)

Income before income taxes	189,455	6,965	578,458	160,731

Provision for income taxes	(4,270)	(9,019)	(11,607)	(16,009)

Net income (loss)	185,185	(2,054)	566,851	144,722

Less: Net income attributable to noncontrolling interests	(58,122)	(31,454)	(143,953)	(98,837)

Net income (loss) attributable to Wynn Resorts, Limited	$127,063	$(33,508)	$422,898	$45,885

Basic and diluted income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$1.02	$(0.27)	$3.41	$0.37
Diluted	$1.01	$(0.27)	$3.37	$0.37
Weighted average common shares outstanding:
Basic	124,176	122,771	123,969	122,569
Diluted	125,860	122,771	125,675	123,564

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income (loss) attributable to Wynn Resorts, Limited	$127,063	$(33,508)	$422,898	$45,885
Pre-opening costs	-	85	-	9,071
Loss on extinguishment of debt/exchange offer	-	64,215	-	67,367
(Increase) decrease in swap fair value	(4,118)	352	(11,483)	5,629
Property charges and other	9,662	17,527	124,070	22,374
Adjustment for noncontrolling interest	(5)	(4)	(28,774)	(2,965)
Adjusted net income attributable to Wynn Resorts, Limited (2)	$132,602	$48,667	$506,711	$147,361

Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.05	$0.39	$4.03	$1.19

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME (LOSS)
(amounts in thousands)
(unaudited)

	Three Months Ended September 30, 2011
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income (loss)	$(415)	$213,094	$27,166	$239,845

Pre-opening costs	-	-	-	-
Depreciation and amortization	66,545	33,296	681	100,522
Property charges and other	6,646	3,010	6	9,662
Management and royalty fees	5,209	38,776	(43,985)	-
Corporate expense and other	5,475	6,386	13,186	25,047
Stock-based compensation	1,617	1,398	2,627	5,642
Equity in income from unconsolidated affiliates	57	-	319	376

Adjusted Property EBITDA (1)	$85,134	$295,960	$-	$381,094

	Three Months Ended September 30, 2010
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income (loss)	$(16,195)	$124,745	$23,399	$131,949

Pre-opening costs	85	-	-	85
Depreciation and amortization	63,330	35,406	605	99,341
Property charges and other	16,552	975	-	17,527
Management and royalty fees	5,020	27,047	(32,067)	-
Corporate expense and other	4,775	8,686	5,299	18,760
Stock-based compensation	2,821	1,149	2,785	6,755
Equity in income (loss) from unconsolidated affiliates	133	-	(21)	112

Adjusted Property EBITDA (1)	$76,521	$198,008	$-	$274,529

	Three Months Ended
	September 30,
	2011	2010

Adjusted Property EBITDA (1)	$381,094	$274,529

Pre-opening costs	-	(85)
Depreciation and amortization	(100,522)	(99,341)
Property charges and other	(9,662)	(17,527)
Corporate expenses and other	(25,047)	(18,760)
Stock-based compensation	(5,642)	(6,755)
Interest income	2,663	953
Interest expense, net of capitalized interest	(57,462)	(60,341)
Increase (decrease) in swap fair value	4,118	(352)
Loss on extinguishment of debt/exchange offer	-	(64,215)
Other	(85)	(1,141)
Provision for income taxes	(4,270)	(9,019)

Net income (loss)	185,185	(2,054)

Less: Net income attributable to noncontrolling interests	(58,122)	(31,454)

Net income (loss) attributable to Wynn Resorts, Limited	$127,063	$(33,508)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME
(amounts in thousands)
(unaudited)

	Nine Months Ended September 30, 2011
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income	$97,368	$531,233	$104,833	$733,434

Pre-opening costs	-	-	-	-
Depreciation and amortization	198,594	103,329	1,998	303,921
Property charges and other	11,236	112,828	6	124,070
Management and royalty fees	17,004	112,550	(129,554)	-
Corporate expense and other	19,400	18,928	13,780	52,108
Stock-based compensation	6,041	4,271	8,006	18,318
Equity in income from unconsolidated affiliates	311	-	931	1,242

Adjusted Property EBITDA (1)	$349,954	$883,139	$-	$1,233,093

	Nine Months Ended September 30, 2010
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income (loss)	$(67,902)	$389,927	$72,918	$394,943

Pre-opening costs	2,053	7,018	-	9,071
Depreciation and amortization	209,839	93,283	2,137	305,259
Property charges and other	18,288	3,922	164	22,374
Management and royalty fees	14,581	78,762	(93,343)	-
Corporate expense and other	16,081	19,321	9,410	44,812
Stock-based compensation	8,800	3,613	8,308	20,721
Equity in income from unconsolidated affiliates	212	-	406	618

Adjusted Property EBITDA (1)	$201,952	$595,846	$-	$797,798

	Nine Months Ended
	September 30,
	2011	2010

Adjusted Property EBITDA (1)	$1,233,093	$797,798

Pre-opening costs	-	(9,071)
Depreciation and amortization	(303,921)	(305,259)
Property charges and other	(124,070)	(22,374)
Corporate expenses and other	(52,108)	(44,812)
Stock-based compensation	(18,318)	(20,721)
Interest income	4,639	1,812
Interest expense, net of capitalized interest	(173,956)	(163,200)
Increase (decrease) in swap fair value	11,483	(5,629)
Loss on extinguishment of debt/exchange offer	-	(67,367)
Other	1,616	(446)
Provision for income taxes	(11,607)	(16,009)

Net income	566,851	144,722

Less: Net income attributable to noncontrolling interests	(143,953)	(98,837)

Net income attributable to Wynn Resorts, Limited	$422,898	$45,885

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Room Statistics for Las Vegas operations:
Occupancy %	88.3%	87.8%	88.4%	90.0%
Average Daily Rate (ADR)1	$240	$210	$240	$203
Revenue per available room (REVPAR)2	$212	$184	$212	$183

Other information for Las Vegas operations:
Table games win per unit per day3	$5,259	$5,695	$7,260	$5,617
Table Win %	18.3%	22.8%	25.4%	22.1%
Slot machine win per unit per day4	$187	$158	$181	$160
Average number of table games	228	237	227	229
Average number of slot machines	2,514	2,664	2,568	2,670

Room Statistics for Macau:
Occupancy %	93.7%	87.6%	91.0%	86.0%
Average Daily Rate (ADR)1	$315	$287	$312	$286
Revenue per available room (REVPAR)2	$295	$251	$284	$246

Other information for Macau:
Table games win per unit per day3	$25,134	$17,940	$24,776	$19,059
Slot machine win per unit per day4	$696	$538	$763	$482
Average number of table games	485	462	478	432
Average number of slot machines	1,008	1,182	1,020	1,181

(1) ADR is Average Daily Rate and is calculated by dividing total room revenue (less service charges, if any) by total rooms occupied.

(2) REVPAR is Revenue per Available Room and is calculated by dividing total room revenue (less service charges, if any) by total rooms available.

(3) Table games win per unit per day is shown before discounts and commissions.

(4) Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com